UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Verint Systems Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2

VERINT SYSTEMS INC.

330 South Service Road

Melville, New York 11747

Notice of Annual Meeting of Stockholders

TO BE HELD ON JUNE 16, 2005

NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Stockholders (the “Annual Meeting”) of VERINT SYSTEMS INC. (the “Company”) will be held at the Hilton Huntington, 598 Broadhollow Road, Melville, New York 11747, on Thursday, June 16, 2005, commencing at 11:00 A.M. (local time) for the following purposes:

1. ELECTION OF DIRECTORS. To elect 13 directors who will serve as the Board of Directors of the Company until the next annual meeting of stockholders and the election of their qualified successors.

2. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. To consider and act upon a proposal to ratify the engagement of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending January 31, 2006.

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only those stockholders of record at the close of business on April 27, 2005 are entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof.

A copy of the Company’s Annual Report to Stockholders for the year ended January 31, 2005 accompanies this Notice of Meeting.

By Order of the Board of Directors,

Dan Bodner Chief Executive Officer and President

May 3, 2005

ATTENDANCE AT THE ANNUAL MEETING BY HOLDERS OF AT LEAST A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY, APPEARING IN PERSON OR REPRESENTED BY PROXY, IS NECESSARY TO CONSTITUTE A QUORUM. YOUR ATTENDANCE IS IMPORTANT AND APPRECIATED. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD. YOUR PROXY MAY BE REVOKED IN YOUR DISCRETION AT ANY TIME BEFORE THE SHARES ARE VOTED.

VERINT SYSTEMS INC.

330 South Service Road

Melville, New York 11747

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 16, 2005

This Proxy Statement and the accompanying form of proxy are being furnished in connection with the solicitation of proxies by the Board of Directors of Verint Systems Inc. (the “Board of Directors” or the “Board”), a Delaware corporation (“Verint” or the “Company”), for use at the Annual Meeting of the Stockholders of the Company to be held on Thursday, June 16, 2005 or any adjournment thereof (the “Annual Meeting”), and any adjournment or postponement thereof. The shares of common stock, par value $.001 per share, of the Company (the “Common Stock”) represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting. These proxy solicitation materials are first sent or given on or about May 6, 2005 to stockholders entitled to vote at the Annual Meeting.

Record Date and Share Ownership

Only stockholders of record at the close of business on April 27, 2005, will be entitled to vote at the Annual Meeting (“Record Date”). As of the close of business on April 15, 2005, there were 31,687,944 shares of Common Stock outstanding. A majority of the shares of Common Stock outstanding on the Record Date must be present in person or by proxy to have a quorum for transaction of business at the Annual Meeting. Each holder of shares of Common Stock outstanding on the Record Date is entitled to one vote, for each such share held, on each matter of business to be submitted to a vote at the Annual Meeting.

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record with respect to these shares and we will send our proxy materials to you directly. As the stockholder of record, you have the right to grant your voting proxy directly to the Company, or to vote in person at the Annual Meeting. The Company has enclosed a proxy card for you to use. If you choose to vote in person at the Annual Meeting, we recommend that you bring the enclosed proxy card or other form of identification. Even if you plan to attend, however, the Company recommends that you vote your shares in advance as described below so that your vote will be counted if for some reason you ultimately are unable to attend.

If your shares are held on your behalf in a stock brokerage account, or by a bank or other financial institution serving as your nominee, you are considered the beneficial owner of shares that you hold in “street name.” Your broker, bank or other nominee is considered the recordholder of your shares entitled to vote. However, as beneficial owner of your shares you have the right to instruct your broker, bank or other nominee on how to vote your shares. Please note that you may not vote your shares in person at the Annual Meeting without a proxy from your broker, bank or other nominee, although you are welcome to attend. You will receive our proxy materials and a voting instruction form from your broker, bank or other nominee, and you should return your voting instructions to that firm as soon as possible to ensure that your vote “counts.”

Submitting and Revoking Your Proxy; How Your Proxy Will be Voted

If you complete and submit your proxy, the persons named as proxies will vote the shares represented by your proxy in accordance with your directions. If you submit a signed proxy card but do not fill out the voting instructions on that card, the persons named on the card as proxies will vote the shares represented by your proxy as follows, unless you later revoke your proxy according to the procedures discussed below:

•	For the election of director nominees, as set forth in “Proposal No. 1—Election of Directors.”

•	For ratification of the independent registered public accounting firm, as set forth in “Proposal No. 2—Ratification of Independent Registered Public Accounting Firm.”

As noted above, we need a quorum to conduct business at the Annual Meeting, which consists of a majority of the shares of Common Stock voted in person or by proxy. Votes cast in person or by proxy at the Annual Meeting will be tabulated by the inspector of election appointed for that meeting, who will determine whether a quorum is present.

In addition, if matters other than Proposal Nos. 1 and 2 are properly presented for voting at the Annual Meeting, the persons named as proxies on the Company’s proxy card will vote on such matters in their best judgment. We have not received notice of any other matters that may properly be presented for voting at the Annual Meeting.

Any proxy submitted pursuant to this solicitation may be revoked by the person giving it at any time before the Annual Meeting is adjourned on June 16, 2005, by: (1) delivering to the Company a later-dated proxy by mail (to 330 South Service Road, Melville, NY 11747) or facsimile (to 631-962-9300), each marked to the attention of the Company’s General Counsel, Peter Fante; or (2) in person, by attending and voting at the Annual Meeting. If you hold shares through a broker, bank or other nominee, you must contact that firm to revoke any prior voting instructions you may have given so that the firm in turn can submit another proxy reflecting your change in instructions.

Solicitation and Voting Procedures; How Votes Will be Counted

The solicitation of proxies will be conducted primarily by mail, and the Company will bear the cost of solicitation of proxies, including the charges and expenses of brokerage firms and others who forward solicitation materials to beneficial owners of the Company’s Common Stock. The Company has retained American Stock Transfer & Trust Company to aid in the distribution of the proxy materials and the Company will bear all attendant costs. In addition to the solicitation of proxies by mail, the Company may solicit proxies by personal interview, telephone or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

Each share of Common Stock outstanding on the Record Date will be entitled to one vote on each of the two matters submitted to a vote. The 13 nominees for election to the board of directors who receive the most votes “For” election will be elected to serve as directors. Ratification of the Company’s independent registered public accounting firm will require an affirmative vote of the majority of the shares of Common Stock present or represented at the Annual Meeting.

With respect to the election of directors, you may vote “For” all of the nominees or your vote may be “Withheld” as to one or more nominees. Because directors need only be elected by a plurality of the vote, a “Withheld” vote will not affect whether a particular nominee has received sufficient votes to be elected.

For the proposed ratification of the Company’s independent registered public accounting firm, you may vote “For,” “Against,” or “Abstain.” An “Abstain” vote on this matter will be counted as a vote “Against” such matter.

If you hold your shares of Common Stock in “street name,” and you do not instruct your broker or bank on how to vote your shares, the firm may exercise so-called “discretionary authority” to vote your shares or leave them unvoted. Depending on whether the particular matter subject to a vote is considered “routine” or “non-routine,” however, your broker or bank may not have the authority to vote your shares without your instruction. In that situation, the shares that cannot be voted by the broker or bank will be treated as “broker non-votes.” Generally speaking, brokers and banks may not vote uninstructed customer shares on matters defined as “non-routine” by the Nasdaq Stock Market, Inc. (“NASDAQ”) and/or New York Stock Exchange, although they can exercise discretion to vote uninstructed customer shares on matters deemed routine. Shares held by brokers and banks that do not have discretionary authority to vote uninstructed shares on non-routine matters are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved a particular matter, but will be counted in determining whether a quorum is present at the Annual Meeting. Accordingly, broker non-votes will have no impact on the calculation of votes on either of the two proposals submitted, but will be viewed as present for quorum purposes.

Please note that brokers and banks may exercise discretionary authority to vote the shares owned beneficially by their customers but with respect to which they have not received instruction from such customers with respect to the election of directors (Proposal No. 1) and ratification of the independent registered public accounting firm (Proposal No. 2), both of which are considered “routine” matters. Therefore, broker non-votes will have no impact on the approval of either of the two proposals, but will be treated as present for quorum purposes.

Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of April 15, 2005 by:

(1) each person (or group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) known by Verint to own beneficially 5% or more of the Common Stock;

(2) Verint’s directors and executive officers; and

(3) all directors and executive officers of Verint as a group.

As used in this table, “beneficial ownership” means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any equity security. A person is deemed to be the beneficial owner of securities that he or she has the right to acquire within 60 days from April 15, 2005 through the exercise of any option, warrant or right. Shares of Common Stock subject to options, warrants or rights which are currently exercisable or exercisable within 60 days are deemed outstanding for computing the ownership percentage of the person holding such options, warrants or rights, but are not deemed outstanding for computing the ownership percentage of any other person. The amounts and percentages are based upon 31,687,944 shares of Common Stock outstanding as of April 15, 2005.

Name of Beneficial Owners	Number of Shares Beneficially Owned(1)		Percentage of Total Shares Outstanding	Number of Options Not Exercisable Within 60 Days After April 15, 2005
Principal Stockholders:
Comverse Technology, Inc. 909 Third Avenue New York, NY 10022	18,589,023		58.7%	—

Directors and Executive Officers:
Kobi Alexander(2)	389,312	(3)	1.2%	—
Dan Bodner(4)	163,380	(5)	*	164,535
Igal Nissim(6)	55,361	(7)	*	47,446
William F. Sorin(8)	7,387	(9)	*	4,484
Avi T. Aronovitz(10).	1,500	(9)	*	1,500
Paul D. Baker(11)	2,750	(12)	*	4,973
Victor A. DeMarines	11,000	(9)	*	—
David Kreinberg(13)	5,518	(9)	*	1,223
David T. Ledwell	39,354	(14)	*	3,000
Kenneth A. Minihan	12,000	(9)	*	—
Larry Myers	4,500	(9)	*	1,500
Paul L. Robinson(15)	2,097	(9)	*	4,973
Howard Safir	17,000	(9)	*	—
All executive officers and directors as a group (thirteen persons)	711,159	(16)	2.2%	233,634

*	Less than 1%
(1)	Unless otherwise indicated and except pursuant to applicable community property laws, to our knowledge, each person or entity listed in the table above has sole voting and investment power with respect to all ordinary shares listed as owned by such person or entity.
(2)	Mr. Alexander beneficially owns 296,960 shares of Comverse Technology, Inc. (“Comverse Technology”) common stock and options to purchase 4,218,310 shares of Comverse Technology common stock exercisable within 60 days after April 15, 2005.
(3)	Mr. Alexander beneficially owns 116,357 shares of our Common Stock and options to purchase 272,955 shares of our Common Stock exercisable within 60 days after April 15, 2005.
(4)	Mr. Bodner beneficially owns options to purchase 1,594 shares of Comverse Technology common stock exercisable within 60 days after April 15, 2005.
(5)	Mr. Bodner beneficially owns 105,216 shares of our Common Stock and options to purchase 58,164 shares of our Common Stock exercisable within 60 days after April 15, 2005.
(6)	Mr. Nissim beneficially owns 1,825 shares of Comverse Technology common stock and options to purchase 11,156 shares of Comverse Technology common stock exercisable within 60 days after April 15, 2005.
(7)	Mr. Nissim beneficially owns 26,800 shares of our Common Stock and options to purchase 28,561 shares of our Common Stock exercisable within 60 days after April 15, 2005.
(8)	Mr. Sorin beneficially owns options to purchase 162,271 shares of Comverse Technology common stock exercisable within 60 days after April 15, 2005.
(9)	Consists of shares of our Common Stock issuable upon the exercise of options exercisable within 60 days after April 15, 2005.
(10)	Mr. Aronovitz beneficially owns options to purchase 12,188 shares of Comverse Technology common stock exercisable within 60 days after April 15, 2005.
(11)	Mr. Baker beneficially owns options to purchase 2,126 shares of Comverse Technology common stock exercisable within 60 days after April 15, 2005.
(12)	Mr. Baker beneficially owns 500 shares of our Common Stock and options to purchase 2,250 shares of our Common Stock exercisable within 60 days after April 15, 2005.
(13)	Mr. Kreinberg beneficially owns 102,128 shares of Comverse Technology common stock and options to purchase 142,168 shares of Comverse Technology common stock exercisable within 60 days after April 15, 2005.
(14)	Mr. Ledwell beneficially owns 12,000 shares of our Common Stock and options to purchase 27,354 shares of our Common Stock exercisable within 60 days after April 15, 2005.
(15)	Mr. Robinson beneficially owns options to purchase 3,376 shares of Comverse Technology common stock exercisable within 60 days after April 15, 2005.
(16)	Consists of 260,873 shares of our Common Stock and 450,286 shares of our Common Stock issuable upon the exercise of options exercisable within 60 days after April 15, 2005.

Executive Officers and Directors

The following table sets forth certain information concerning our executive officers and directors:

Name	Age	Position
Executive Officers and Directors:
Kobi Alexander(1)(3)	53	Chairman of the Board of Directors
Dan Bodner(1)	46	President, Chief Executive Officer and Director
Igal Nissim	49	Chief Financial Officer and Director
William F. Sorin(1)(3)	56	Secretary and Director
Avi T. Aronovitz	36	Director
Paul D. Baker	46	Director
Victor A. DeMarines(2)	68	Director
David Kreinberg(1)(3)	40	Director
David T. Ledwell	58	Director
Kenneth A. Minihan(2)	61	Director
Larry Myers(2)	66	Director
Paul L. Robinson	38	Director
Howard Safir(2)	63	Director

(1)	Member of the Executive Committee.
(2)	Member of the Audit Committee and the Stock Option Committee.
(3)	Member of the Compensation Committee.

Background of Nominees and Executive Officers

Kobi Alexander has served as Chairman of the Board of Directors since February 1994. Mr. Alexander, a founder of Comverse Technology, has been a director and senior executive officer of Comverse Technology since its formation, serving in the capacities of Chairman of the Board of Directors since September 1986 and Chief Executive Officer since April 1987. Mr. Alexander also serves as director and Chairman of the Board of various other subsidiaries of Comverse Technology, including its other principal operating subsidiaries, Comverse, Inc. and Ulticom, Inc. (“Ulticom”). Mr. Alexander received a B.A., magna cum laude, in Economics from the Hebrew University of Jerusalem in 1977, and an M.B.A. in Finance from New York University in 1980.

Dan Bodner is President, Chief Executive Officer and a director of the Company. Mr. Bodner has served as the Company’s President and/or Chief Executive Officer and as a director since February 1994. From 1991 to 1998, Mr. Bodner also served as President and Chief Executive Officer of Comverse Government Systems Corp., a former affiliate of the Company. Prior to such positions, from 1987 to 1991, Mr. Bodner held various management positions at Comverse Technology. Prior to joining Comverse Technology, Mr. Bodner was employed for two years as Director of Software Development for Contahal Ltd. From 1981 through 1985, Mr. Bodner served in the Israeli Defense Force in an engineering capacity. Mr. Bodner received a B.Sc., cum laude, in Electrical Engineering from the Technion, Israel Institute of Technology, in 1981 and a M.Sc., cum laude, in Telecommunications and Computer Science from Tel Aviv University in 1987.

Igal Nissim has served as Chief Financial Officer and has been a director of the Company since January 1999. Prior to that time, Mr. Nissim was employed by Comverse Technology since 1986, where he served as Chief Financial Officer from 1993 until 1998. Prior to this position, Mr. Nissim served as Chief Financial Officer of Efrat Future Technology Ltd. From 1984 to 1986, Mr. Nissim was employed by Gadot Industrial Enterprises Ltd. as deputy controller, responsible for financial and cost accounting. Mr. Nissim is a Certified Public Accountant in Israel and was employed for four years by Kesselman & Kesselman (now a member of PriceWaterhouseCoopers). Mr. Nissim received a B.A. in Economics and Accounting from the Tel Aviv University in 1981.

William F. Sorin has served as Secretary of the Company and as a director since January 1999. Mr. Sorin has served as a director and the Corporate Secretary of Comverse Technology since its formation in October 1984. Mr. Sorin is also a director of Ulticom. Mr. Sorin is an attorney engaged in private practice and is Senior

General Counsel to Comverse Technology. Mr. Sorin received a B.A. from Trinity College in 1970 and a J.D., cum laude, from Harvard Law School in 1973.

Avi T. Aronovitz has been a director of the Company since November 2004. Mr. Aronovitz has served as Vice President of Finance of Comverse Technology since February 2005 and as Assistant Vice President of Finance since November 2002. Prior to joining Comverse Technology, Mr. Aronovitz was Vice President and Chief Financial Officer of Miltex Inc. from 2001 through 2002. From 1999 through 2001, Mr. Aronovitz was at IDT Corporation, serving most recently as Vice President and Corporate Controller. From 1996 through 1999, Mr. Aronovitz was at Zurich Reinsurance (North America) Inc. (now Converium Reinsurance (North America) Inc.), serving most recently as a Director of Finance. Mr. Aronovitz worked in the audit and business advisory practice of Arthur Andersen LLP from 1990 through 1996. Mr. Aronovitz received a B.S. in Accounting in 1990 from the Sy Syms School of Business at Yeshiva University.

Paul D. Baker has been a director of the Company since May 2002. Mr. Baker also serves as Vice President, Corporate Marketing and Corporate Communications of Comverse Technology, a position he has held since joining Comverse Technology in April 1991. Mr. Baker is also a director of Ulticom. Mr. Baker held various positions in sales, marketing, and corporate communications with Robotic Vision Systems, Inc. from 1984 to 1991. Mr. Baker received a B.S. in Management from Babson College in 1980 and an M.B.A. in Marketing Management from St. John’s University in 1984.

Victor A. DeMarines has been a director of the Company since May 2002. In May, 2000, Mr. DeMarines retired from his position as President and Chief Executive Officer of MITRE Corporation, a nonprofit organization, which provides security solutions for the computer systems of the Department of Defense, the Federal Aviation Administration, the Internal Revenue Service and several organizations in the U.S. intelligence community. Mr. DeMarines currently serves on the board of trustees of MITRE. Mr. DeMarines has recently served as an advisor to the Department of Defense on matters concerning the transformation of the military. Mr. DeMarines is a member of an advisory group for the National Reconnaissance Office and is a member of the Massachusetts Business Roundtable. Mr. DeMarines served as a Presidential Executive with the Department of Transportation and is a Lieutenant (retired) of the U.S. Air Force. Mr. DeMarines holds a B.S. from Pennsylvania State University and a M.S. in Electrical Engineering from the Northeastern University.

David Kreinberg has been a director of the Company since January 1999. Mr. Kreinberg has served as Executive Vice President and Chief Financial Officer of Comverse Technology since September 2002. Previously, Mr. Kreinberg served as Comverse Technology’s Vice President of Finance and Chief Financial Officer from May 1999, as Vice President of Finance and Treasurer from April 1996 and as Vice President of Financial Planning from April 1994. Mr. Kreinberg also served as the Chief Financial Officer of Ulticom from December 1999 until September 2001. Mr. Kreinberg is also a director of Ulticom. Mr. Kreinberg is a Certified Public Accountant, and prior to joining Comverse Technology he served as a senior manager at Deloitte & Touche LLP. Mr. Kreinberg received a B.S., summa cum laude, in Accounting from Yeshiva University in 1986 and an M.B.A. in Finance and International Business from Columbia Business School in 1990.

David T. Ledwell has been a director of the Company since May 2002. Since May 2003, Mr. Ledwell has served as Chief Strategic Officer of the Company. From September 1999 until May 2003, Mr. Ledwell served as the President and Chief Executive Officer of the Company’s subsidiary, Loronix, Inc. (“Loronix”) (n/k/a Verint Video Solutions Inc.). Mr. Ledwell also served as a director of Loronix from September 1999 until July 2000. From 1986 to 1998, Mr. Ledwell served in various senior executive capacities at DH Technology, Inc., a company engaged in the development, marketing, sales and support of transaction and bar code printers and credit card readers. From 1995 to 1998, Mr. Ledwell served as Executive Vice President responsible for several of DH Technology’s subsidiaries and divisions. Prior to 1986, Mr. Ledwell held various management positions with companies in the computer and electronics industries, including Texas Instruments and Datapoint Corporation. Mr. Ledwell holds a B.S. in Electrical Engineering from Colorado State University.

Kenneth A. Minihan has been a director of the Company since May 2002. Lieutenant General Minihan was a career U.S. Air Force officer who attained the rank of Lieutenant General and retired from the Air Force on

June 1, 1999. Lieutenant General Minihan served as the 14th Director of the National Security Agency/Central Security Services and was the senior uniformed intelligence officer in the Department of Defense. Prior to this, Lieutenant General Minihan served as the Director of the Defense Intelligence Agency. Lieutenant General Minihan is currently the President of the Security Affairs Support Association, is a member of several organizations, including the Air Force Association and the National Military Intelligence Association and consults and works on national security and intelligence committees and panels. Lieutenant General Minihan served as Chief Executive Officer of TeleHub Network Services Corporation from June 1999 to September 1999. In October 1999, after Lieutenant General Minihan was no longer affiliated with that company, TeleHub Network Services Corporation filed a voluntary petition for reorganization under the federal bankruptcy laws. Lieutenant General Minihan holds a B.A. from Florida State University, an M.A. from the Naval Postgraduate School, and has completed executive development programs at the University of Illinois and Harvard University. Lieutenant General Minihan was awarded the National Security Medal, the Defense Distinguished Service Medal, the Bronze Star and the National Intelligence Distinguished Service Medal, among other awards and decorations.

Larry Myers has been a director of the Company since August 2003. Since November 1999, Mr. Myers has been retired from his position of Senior Vice President, Chief Financial Officer and Treasurer of MITRE Corporation, a nonprofit organization which provides security solutions for the computer systems of the Department of Defense, the Federal Aviation Administration, the Internal Revenue Service and several organizations in the U.S. intelligence community. Mr. Myers served in this capacity with MITRE Corporation since 1991. Mr. Myers received a B.S. from Saint Vincent College in 1960 and an M.B.A. from Ohio State University in 1962. Mr. Myers served in the U.S. Army from 1962 to 1964.

Paul L. Robinson has been a director of the Company since May 2002. Since January 2003, Mr. Robinson has served as General Counsel of Comverse Technology. From January 1999 to January 2003, Mr. Robinson served as Associate General Counsel of Comverse Technology. Prior to joining Comverse Technology, Mr. Robinson was an associate attorney at Kramer, Levin, Naftalis & Frankel, LLP from January 1998 to December 1998. From January 1997 to December 1997, Mr. Robinson served as counsel to the United States Senate Committee on Governmental Affairs with respect to its special investigation into illegal and improper campaign fund raising activities during the 1996 federal election. From June 1994 to January 1997, Mr. Robinson was an associate attorney at Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Robinson received a B.A. in Political Science and was Phi Beta Kappa from the State University of New York at Binghamton in 1989 and a J.D., cum laude, from Boston University School of Law in 1992.

Howard Safir has been a director of the Company since May 2002. Mr. Safir is the Chairman and Chief Executive Officer of SafirRosetti, Omnicom Group Inc., a premier company providing security and investigation services. Mr. Safir also serves as consultant to ChoicePoint, a leading provider of credential verification and identification services. Prior to these positions, Mr. Safir served as Vice Chairman of IPSA International, a company providing security and investigation services, and prior to that as the 39th Police Commissioner of the City of New York. Mr. Safir also served as Associate Director for Operations, U.S. Marshals Service, as Assistant Director of the Drug Enforcement Administration and as Chief of the Witness Security Division, U.S. Marshals Service. Mr. Safir holds a B.A. in History and Political Science from Hofstra University. Mr. Safir participated in several programs at Harvard University’s John F. Kennedy School of Government. Mr. Safir was awarded the Ellis Island Medal of Honor among other citations and awards.

The Board, Board Committees and Meetings

The Board of Directors currently consists of 13 directors, and has four standing committees. The Executive Committee is empowered to exercise the full authority of the Board of Directors to the extent permitted by law in circumstances when convening the full board is not practicable. The Audit Committee assists the Board in its oversight of the Company’s compliance with all applicable laws and regulations, which includes oversight of the quality and integrity of the Company’s financial reporting, internal controls and audit functions, and is directly and solely responsible for the appointment, retention, compensation and monitoring of the performance of

Verint’s independent registered public accounting firm. The Compensation Committee is responsible for approving compensation arrangements for executive officers of the Company and making recommendations to the Stock Option Committee and the Board of Directors regarding the Company’s various incentive compensation and benefit plans. The Stock Option Committee is responsible for administering the Company’s stock incentive compensation plan.

As a general matter, all Board members are encouraged to attend our Annual Meetings of Stockholders. At our 2004 Annual Meeting, 11 members of the Board were present, either in person or telephonically.

During the fiscal year ended January 31, 2005, there were seven (7) meetings of the Board of Directors, one (1) meeting of the Executive Committee, eight (8) meetings of the Audit Committee, six (6) meetings of the Compensation Committee, and five (5) meetings of the Stock Option Committee. In addition, there was one (1) action taken by the Board of Directors by unanimous written consent, as well as one (1) by the Executive Committee, four (4) by the Compensation Committee and two (2) by the Stock Option Committee. Each member of the Board of Directors attended at least 75% of the meetings of the full Board and of each Committee of which he was a member during the year.

The Board of Directors has determined that directors Victor A. DeMarines, Kenneth A. Minihan, Larry Myers and Howard Safir are “independent” for purposes of NASDAQ’s amended governance listing standards (specifically, Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers), and the requirements of both the Securities and Exchange Commission (“SEC”) and the NASDAQ that all members of the Audit Committee satisfy a special “independence” definition. The full Board of Directors has determined that Messrs. DeMarines, Minihan, Myers and Safir not only are “independent” under the objective definitional criteria established by the SEC and the NASDAQ, but also qualify as “independent” under the separate, subjective determination required by NASDAQ that, as to each of these directors, no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. These four “independent” directors sit on the Company’s Audit Committee and Stock Option Committee, both of which are composed entirely of “independent” directors satisfying SEC and NASDAQ requirements.

The remaining nine members of the Board of Directors do not satisfy these “independence” definitions. This is permissible under applicable NASDAQ listing standards because Comverse Technology owns more than 50% of the voting power of our stock (specifically, 58.7% as of April 15, 2005). As a “controlled company” within the meaning of relevant NASDAQ listing standards (Rule 4350(c)), we are not required to comply with certain provisions that would require us to have a majority of “independent” directors serving on our Board, or standing nominating and compensation committees, all of whose members must be “independent” under NASDAQ standards. In creating this exception, the NASDAQ has recognized that majority shareholders, including parent companies, have the right to select directors and control certain key decisions, such as executive officer compensation, by virtue of their stock ownership rights. To summarize, because we are a controlled company, we are exempt from the requirements of the NASDAQ listing standards relating to having:

(1) a majority of independent directors on the Board; as noted, the Board of Directors has determined that only four of the Board’s 13 directors are “independent” under applicable NASDAQ and SEC requirements because the remaining directors are either executive officers of the Company or have been chosen by and/or are affiliated with our controlling stockholder, Comverse Technology;

(2) a standing Board nominating committee composed entirely of “independent” directors. As we explain below, our entire Board performs this function with input from Comverse Technology; and

(3) a standing compensation committee composed entirely of “independent” directors as defined by the NASDAQ listing standards. We have a non-independent Compensation Committee that makes decisions on annual salary and cash bonus awards to our executive officers. However, the Board has appointed a Stock Option Committee whose members all qualify as “independent” under the NASDAQ’s definition, and is responsible for approving all decisions on equity compensation awards.

As required by the rules of the SEC and NASDAQ, as discussed, our Audit Committee is composed entirely of directors whom the full Board has determined to qualify as “independent” for purposes of these rules. The Board also has determined that Larry Myers is an “audit committee financial expert,” as that term is defined by the SEC in Item 401(h) of Regulation S-K. Stockholders should understand that this designation is an SEC disclosure requirement relating to Mr. Myer’s experience and understanding of certain accounting and auditing matters, which the SEC has stated does not impose on the director so designated any additional duty, obligation or liability than otherwise is imposed generally by virtue of serving on the Audit Committee and/or the Board of Directors.

The Board of Directors adopted a charter for the Audit Committee in April 2002, which was amended in March 2004 to reflect the amendments made to the NASDAQ’s governance listing standards as approved by the SEC in November 2003. The responsibilities of the Audit Committee are more fully described in its amended charter, which was attached as Exhibit A to the Company’s proxy statement dated May 25, 2004.

As discussed, the Board of Directors does not have a nominating committee because the Company is a “controlled company.” Accordingly, the functions customarily performed by a nominating committee are performed by the Board of Directors as a whole, and were so performed during fiscal 2004. In this regard, the Board met one (1) time and acted by unanimous written consent one (1) time during fiscal 2004, which was to take the decision to replace Harris Oliner with Avi T. Aronovitz as a director of the Company. All directors of Verint serve one-year terms.

The Board of Directors will consider director candidates suggested by its members, senior management and stockholders and has been, and expects to continue to be, heavily influenced in selecting candidates by its controlling stockholder, Comverse Technology. Comverse Technology has the right to designate for nomination to the Board of Directors all members other than those required by applicable law and regulation, including NASDAQ’s amended governance listing standards and the requirements of the SEC, to be “independent,” and may fill any vacancy resulting from a Comverse Technology designee ceasing to serve as a director. Comverse Technology designees now sitting on the Board of Directors are Kobi Alexander, Avi T. Aronovitz, Paul D. Baker, David Kreinberg, Paul L. Robinson and William F. Sorin; all have been re-nominated by the Board this year along with the incumbent “independent” directors identified above. Other than ensuring that the selection and designation of a particular director complies with applicable law and regulation, the Company does not have a formal nomination process.

Although the Board received no stockholder nominations in fiscal 2004, the Board will consider director candidates recommended by stockholders if properly submitted in accordance with the applicable procedures set forth in the Company’s By-laws. These procedures are summarized later in this proxy statement under the caption “The 2006 Annual Meeting.”

The information contained in this proxy statement with respect to the Audit Committee charter and the independence of the members of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

Codes of Business Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics to promote its commitment to the legal and ethical conduct of the Company’s business. The Chief Executive Officer, Chief Financial Officer, and other senior officers are required to abide by the Code of Business Conduct and Ethics, which provides the foundation for compliance with all corporate policies and procedures, and best business practices. The policies and procedures address a wide array of professional conduct, including the establishment of sound employment policies, methods for avoiding and resolving conflicts of interest, safeguarding intellectual property, protecting confidential information, and a strict adherence to all laws and regulations applicable to the conduct of the Company’s business. The Company intends to satisfy its obligations, imposed under the Sarbanes-Oxley Act of 2002, to disclose promptly on the Company’s website amendments to, or waivers from, the Code of Business Conduct and Ethics, if any.

The Company also adopted an Employee Code of Business Conduct and Ethics, which can be found on the Company’s website. This Code contains procedures for the Audit Committee to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters, and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Communications by Stockholders and Others with the Board of Directors

Stockholders and other interested persons may communicate with the Board of Directors by sending an e-mail to boardofdirectors@verint.com, or by writing to the full Board or any member of the Board as a group c/o Peter Fante, General Counsel. This centralized process will assist the Board in reviewing and responding to stockholder communications in an appropriate manner. Please note the name of any specific intended Board recipient in your communication. As the General Counsel is the initial recipient of all of these communications, the Board has instructed the General Counsel to forward such communications only to the intended recipient(s). However, you should be aware that the Board has asked the General Counsel to review all such correspondence before forwarding it to the designated recipient(s), and given him the discretion not to forward certain matters if deemed to be of a commercial or frivolous nature, or otherwise inappropriate for the Board’s consideration. Examples include spam, junk mail and mass mailings, product inquiries and complaints, resumes and other forms of job inquiries, and business solicitations. In such cases, that correspondence may be forwarded elsewhere within the Company for review and possible response. Communications that are unduly hostile, threatening, illegal or similarly unsuitable likewise will not be forwarded to the Board or any member thereof, although such communications may be available to any director or the full Board upon request. In addition, the Audit Committee has established a Hotline to receive complaints and concerns regarding accounting, internal accounting controls and auditing matters, along with other matters on a confidential and/or anonymous basis. Information about the Hotline can be found on the Company’s website at www.verint.com.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of holdings and transactions in Company shares with the Securities and Exchange Commission, the NASD, and the Company.

Based solely on our review of Section 16(a) forms received by us and written representations of our executive officers, directors and more than 10% holders, we believe that, during the last fiscal year, all Section 16(a) filing requirements applicable to our executive officers, directors and 10% beneficial owners were met.

Equity Compensation Plan Information

The following table sets forth certain information regarding the Company’s equity compensation plans as of January 31, 2005.

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	3,687,839	$21.57	2,830,200
Equity compensation plans not approved by security holders	—	—	—

Total	3,687,839	$21.57	2,830,200	(1)

(1)	Includes 816,377 shares available for issuance pursuant to the Company’s Employee Stock Purchase Plan as of January 31, 2005.

Executive Compensation

The following table presents summary information regarding the compensation from the Company paid to or earned by our executive officers for services rendered to the Company during the fiscal years ended January 31, 2003, 2004, and 2005:

SUMMARY COMPENSATION TABLE

	Annual Compensation						Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)(1)		Bonus($)(2)		Other Annual Compensation ($)(3)	Restricted Stock Awards ($)			Securities Underlying Options/SARs (#)
Dan Bodner President and Chief Executive Officer	2004 2003 2002	$ $ $	400,000 262,500 200,000	$ $ $	334,882 325,000 200,000	$ 38,416 $ 36,884 $ 4,261	$ $	1,228,850 1,285,700 —	(4) (5)	80,000 117,200 —

Igal Nissim Chief Financial Officer	2004 2003 2002	$ $ $	208,767 153,842 120,813	$ $ $	164,397 153,770 116,000	$ 44,515 $ 33,576 $ 22,736	$ $	351,100 386,400 —	(6) (7)	25,000 40,000 —

(1)	Includes salary and payments in lieu of earned vacation.
(2)	Includes bonuses accrued for services performed in the year indicated regardless of the year of payment.
(3)	Includes company car, 401k partial match, life insurance, legal, tax and financial advisement fees, and social benefit program costs.
(4)	On December 9, 2004, Mr. Bodner was granted 35,000 restricted shares of the Company’s Common Stock. These shares of restricted stock vest 50% on December 9, 2006, 25% on December 9, 2007 and 25% on December 9, 2008. If dividends are paid by Verint, Mr. Bodner is entitled to receive such dividends whether or not the shares of restricted stock are vested. The value of these holdings at the January 31, 2005 closing price per share of the Company’s Common Stock of $38.13 was $1,334,550, and the aggregate value of all restricted stock held by Mr. Bodner as of that date was $3,466,017.
(5)	On December 12, 2003, Mr. Bodner was granted 55,900 restricted shares of the Company’s Common Stock. These shares of restricted stock vest 50% on December 12, 2005, 25% on December 12, 2006 and 25% on December 12, 2007. If dividends are paid by Verint, Mr. Bodner is entitled to receive such dividends whether or not the shares of restricted stock are vested. The value of these holdings at the January 31, 2005 closing price per share of the Company’s Common Stock of $38.13 was $2,131,467.
(6)	On December 9, 2004, Mr. Nissim was granted 10,000 restricted shares of the Company’s Common Stock. These shares of restricted stock vest 50% on December 9, 2006, 25% on December 9, 2007 and 25% on December 9, 2008. If dividends are paid by Verint, Mr. Nissim is entitled to receive such dividends whether or not the shares of restricted stock are vested. The value of these holdings at the January 31, 2005 closing price per share of the Company’s Common Stock of $38.13 was $381,300, and the aggregate value of all restricted stock held by Mr. Nissim as of that date was $1,021,884.
(7)	On December 12, 2003, Mr. Nissim was granted 16,800 restricted shares of the Company’s Common Stock. These shares of restricted stock vest 50% on December 12, 2005, 25% on December 12, 2006 and 25% on December 12, 2007. If dividends are paid by Verint, Mr. Nissim is entitled to receive such dividends whether or not the shares of restricted stock are vested. The value of these holdings at the January 31, 2005 closing price per share of the Company’s Common Stock of $38.13 was $640,584.

The following table sets forth information concerning options granted during the year ended January 31, 2005 under the Company’s employee stock option plans to the executive officers of the Company identified above:

OPTION GRANT TABLE

Individual Grants					Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Shares Subject to Option	Percent of Total Options Granted to Employees in Period	Exercise Price per Share	Expiration Date	5%	10%
Dan Bodner	80,000	5.73%	$35.11	December 9, 2014	$1,766,439	$4,476,504
Igal Nissim	25,000	1.79%	$35.11	December 9, 2014	$552,012	$1,398,907

The options have a term of ten years and become exercisable and vest in equal annual increments over the period of four years from the date of grant. The exercise price of the options is equal to the fair market value of the underlying shares at the date of grant.

The following table sets forth, as to each executive officer identified above, the number of unexercised options held at January 31, 2005, currently exercisable and subject to future vesting, and the value of such options based on the closing price of the underlying shares on the NASDAQ at that date, net of the associated exercise price:

OPTION EXERCISES AND YEAR-END VALUE TABLE

Aggregate Option Exercises in the year ended January 31, 2005 and

Value of Unexercised Options at January 31, 2005

	Shares Acquired on Exercise	Value Realized ($)	Number of Securities Underlying Unexercised Options at January 31, 2005		Value of Unexercised In the Money Options at January 31, 2005(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Dan Bodner	167,385	$3,337,516	9,300	213,399	$140,709	$3,027,858
Igal Nissim	75,103	$1,868,157	10,000	66,007	$211,300	$997,704

(1)	Calculated on the basis of the closing price of the Company’s Common Stock as reported on the NASDAQ on January 31, 2005 of $38.13 per share minus the exercise price.

Employment Agreements

Neither Mr. Bodner nor Mr. Nissim has a written employment agreement with the Company. However, both have signed agreements requiring them, among other things, to maintain the confidentiality of the Company’s information and not to compete with the Company for a limited period of time in the event their employment with the Company ceases.

Compensation of Directors

Non-Independent Directors

Verint’s non-independent directors do not currently receive any cash compensation for serving on the Board of Directors or any committee of the Board. These directors are reimbursed for the expenses they incur in attending meetings of the Board or Board committees. These directors have been granted options to purchase shares of Verint’s Common Stock in the past, and in 2004 four of the nine non-independent directors—Avi T. Aronovitz, Paul D. Baker, Paul L. Robinson and William F. Sorin—each received options to purchase 3,000 shares of Verint’s Common Stock in connection with their service on the Board, which options vest in equal quarterly increments over one year.

Independent Directors

Independent directors are entitled to receive annual cash compensation of $15,000, payable in arrears at the end of each fiscal quarter and an additional $1,000 for each board meeting attended and $500 for each Board committee meeting attended. Messrs. DeMarines, Minihan and Safir were granted 5,000 options to purchase Verint’s Common Stock upon completion of the Company’s initial public offering at an exercise price equal to the initial public offering price. Of the 5,000 options, 2,000 vested immediately upon grant and the remaining 3,000 vested in increments of 750 shares for each board meeting attended during the year. In addition, these directors and Mr. Myers, who joined the Board on August 12, 2003, have been and will be granted 6,000 options on each anniversary of their service on the Board at the closing price of the Company’s Common Stock on the date of grant, which will vest in equal quarterly increments of 1,500 shares during the year after the grant.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended January 31, 2005, Messrs. Alexander, Bodner, Kreinberg and Sorin served as members of the Compensation Committee of the Board of Directors. Mr. Sorin, who serves as our Corporate Secretary, also serves as the Corporate Secretary of Comverse Technology. No interlocking relationship exists between the Company’s Board of Directors and the Board of Directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Certain Relationships and Related Transactions

Relationship with Comverse Technology and its Other Subsidiaries

As described above, Comverse Technology is Verint’s controlling stockholder. Set forth below is a brief description of the existing relationships and agreements between Comverse Technology (including other affiliates of Comverse Technology) and Verint.

The Company believes that the terms of the corporate services agreement, the enterprise resource planning (“ERP”) software sharing agreement and the satellite services agreement described below are fair to us and are no less favorable to us from those we could have obtained from an unaffiliated third party. Verint reached this conclusion based on, in the case of the corporate services agreement, discussions with unaffiliated third party providers of comparable services, and in the case of the ERP software sharing agreement and the satellite services agreement, our affiliates’ estimated costs in providing such services.

Corporate Services Agreement

The Company has a corporate services agreement with Comverse Technology. Under this agreement, Comverse Technology provides the Company with the following services:

•	maintaining in effect general liability and other insurance policies providing coverage for the Company;

•	maintaining in effect a policy of directors’ and officers’ insurance covering the Company’s directors and officers;

•	administration of employee benefit plans;

•	routine legal services; and

•	consulting services with respect to the Company’s public relations.

For the years ended January 31, 2003, 2004 and 2005, the Company recorded expenses of $525,000, $575,000, and $625,000 respectively, for the services provided by Comverse Technology under this Agreement. As of February 1, 2004, the Company pays Comverse Technology a quarterly fee of $156,250, subject to adjustment and annual increases, for services provided by Comverse Technology during each fiscal quarter. In addition, the Company agreed to reimburse Comverse Technology for any out-of-pocket expenses incurred by Comverse Technology in providing the services. During the years ended January 31, 2003, 2004 and 2005, no amounts were paid, or accrued to Comverse Technology for reimbursement of out-of-pocket expenses. The initial term of this agreement extended through January 31, 2005. Such term has been extended through January 31, 2006, and will continue to be automatically extended for additional twelve-month periods unless terminated by either Comverse Technology or the Company. Not more that once every six month period Comverse Technology and the Company may mutually agree to modify the fee or the scope of services being provided.

Enterprise Resource Planning Software Sharing Agreement

In January 2002, the Company entered into an enterprise resource planning (“ERP”) software sharing agreement with Comverse, Ltd., a subsidiary of Comverse Technology. Under this agreement, Comverse Ltd. agreed to continue to share the use of specific ERP software with the Company and undertook to exert its reasonable commercial efforts to arrange for the ongoing operation, maintenance and support of the software for an annual fee of $100,000. The terms of the ERP Software Sharing Agreement and the fee payable to Comverse Ltd. were determined by arm’s length negotiations between the Company and Comverse Ltd. In addition, the Company agreed to reimburse Comverse Ltd. for out-of-pocket expenses incurred by Comverse Ltd. in providing the services. The parties amended this agreement on December 31, 2003 extending the term of the agreement from February 1, 2004 until January 31, 2007, and updated the annual fees for the years ending January 31, 2005, 2006 and 2007 to $142,000, $147,000 and $152,000, respectively. In addition, during the year ended January 31, 2004, the Company agreed to make an additional one-time payment to Comverse Ltd. in the amount of $175,000, in connection with upgrading the ERP system. The total amounts recorded by the Company relating to the ERP software sharing agreement amounted to $100,000, $287,000, and $205,000 for the years ended January 31, 2003, 2004 and 2005, respectively. The amounts recorded for the year ended January 31, 2005 also include reimbursement to Comverse Ltd. of approximately $63,000 for out-of-pocket expenses.

In addition, the parties further amended this agreement on April 11, 2005 to provide for the Company to receive additional software licenses, as well as hosting and support services from Comverse Ltd. In addition to the payments described above, the Company will pay to Comverse Ltd. an amount not to exceed $377,000 during fiscal 2005 for services to be performed by Comverse Ltd., and then an additional amount per fiscal year thereafter not to exceed $41,000 for continuing support obligations.

Satellite Services Agreement

In January 2002, the Company entered into a services agreement with Comverse, Inc., a subsidiary of Comverse Technology, pursuant to which Comverse, Inc. and its subsidiaries provide the Company with the exclusive use of the services of specified employees of Comverse, Inc. and its facilities where such employees are located. Under this agreement, the Company pays Comverse, Inc. a fee, which is equal to the expenses Comverse, Inc. incurs in providing these services plus ten percent. During the year ended January 31, 2003, 2004 and 2005, the Company recorded expenses of $1,809,000, $2,200,000 and $3,403,000 respectively, for services rendered by Comverse, Inc. under this agreement.

Other Transactions with Other Subsidiaries of Comverse Technology

The Company charges subsidiaries of Comverse Technology for services relating to the use of the Company’s facilities and employees. Charges to these subsidiaries of Comverse Technology reduced operating expenses by approximately $175,000, $125,000 and $82,000 for the years ended January 31, 2003, 2004 and 2005, respectively.

Federal Income Tax Sharing Agreement

The Company has a tax sharing agreement with Comverse Technology. Comverse Technology is the parent company of a group of companies for which Comverse Technology files a consolidated federal income tax return. Prior to the Company’s initial public offering, the Company was included in the Comverse Technology consolidated group for federal income tax purposes and did not file its own federal income tax return. Upon completion of the Company’s initial public offering, we ceased to be included in the Comverse Technology consolidated group for federal income tax purposes and started filing federal tax returns on a stand-alone basis. Under the terms of the tax sharing agreement, during years in which Comverse Technology filed a consolidated federal income tax return which included the Company, the Company was required to pay Comverse Technology an amount equal to its separate tax liability computed by Comverse Technology in its reasonable discretion. The Company’s separate tax liability generally is the amount of federal income tax that it would owe if it had filed a tax return independent of the Comverse Technology group. If the calculation of the Company’s tax liability for any year results in a net operating loss or capital loss, we are not entitled to receive any payments from Comverse Technology with respect to such loss in such year or as a result of carrying such loss back to any prior year or forward to any future year, or otherwise to take such loss into account in determining its liability to Comverse Technology, including in the event that Comverse Technology utilizes such loss to reduce its own tax liability so that such loss is not available to the Company in the event of deconsolidation. The tax sharing agreement also provides for certain payments in the event of adjustments to the tax liability. The tax sharing agreement continues in effect until 60 days after the expiration of the applicable statute of limitations with respect to the final year of the Comverse Technology consolidated group which includes the Company.

Patent License Agreement

The Company’s affiliate, Comverse Patent Holding, Inc., granted Lucent GRL a non-exclusive license to those patents now owned by Comverse Patent Holding or for which Comverse Patent Holding has a right to license and to those patents granted to Comverse Patent Holding or for which Comverse Patent Holding obtains the right to license during the term of that arrangement. In return, Comverse Patent Holding was granted a non-exclusive license to certain patents now owned by Lucent GRL or for which Lucent GRL has the right to license and to those patents granted to Lucent GRL or for which Lucent GRL obtains the right to license during the term of that arrangement. Under that arrangement, Comverse Patent Holding has the right to grant a sublicense to the Company. In connection with that arrangement, effective December 30, 1999, the Company entered into a patent license agreement with Comverse Patent Holding under which the Company has granted a non-exclusive royalty-free license to Comverse Patent Holding with the right to sublicense to Lucent GRL the Company’s patents and those patents granted to the Company or for which the Company obtains the right to license during the term of the agreement. In return, Comverse Patent Holding granted to the Company a non-exclusive royalty-free sublicense to all patents that are licensed by Lucent GRL to Comverse Patent Holding. The Company believes that the value of the sublicense from Comverse Patent Holding is greater than the value of the license to Comverse Patent Holding.

Registration Rights Agreement

The Company has entered into a registration rights agreement with Comverse Technology, dated as of January 31, 2002. Under this agreement, Comverse Technology may require the Company on one occasion to register the Company’s common stock for sale on Form S-1 under the Securities Act if the Company is not eligible to use Form S-3 under the Securities Act. The Company is eligible to use Form S-3 and Comverse Technology may require the Company on unlimited occasions to register the Company’s Common Stock for sale on this form. Comverse Technology will also have an unlimited number of piggyback registration rights.

The Company has agreed to pay all expenses that result from registration of its common stock under the registration rights agreement, other than underwriting commissions for such shares and taxes. The Company has also agreed to indemnify Comverse Technology, its directors, officers and employees against liabilities that may result from its sale of the Company’s Common Stock, including liabilities arising under the Securities Act.

Business Opportunities Agreement

The Company has a business opportunities agreement with Comverse Technology, which addresses potential conflicts of interest between Comverse Technology and the Company. This agreement allocates between Comverse Technology and the Company opportunities to pursue transactions or matters that, absent such allocation, could constitute corporate opportunities of both companies. The Company is precluded from pursuing an opportunity offered to any person who is a director of the Company but not an officer or employee of the Company and who is also an officer or employee of Comverse Technology, unless Comverse Technology fails to pursue such opportunity diligently. Comverse Technology is precluded from pursuing an opportunity offered to any person who is a director of Comverse Technology but not an officer or employee of Comverse Technology and who is also an officer or employee of the Company, unless the Company fails to pursue such opportunity diligently. The Company is also precluded from pursuing an opportunity offered to any person who is an employee or officer of both companies or a director of both companies, unless Comverse Technology fails to pursue such opportunity diligently. Accordingly, the Company may be precluded from pursuing transactions or opportunities that the Company would otherwise be able to pursue if the Company was not affiliated with Comverse Technology. The Company has agreed to indemnify Comverse Technology and its directors, officers, employees and agents against any liabilities arising out of any claim that any provision of the agreement or the failure to offer any business opportunity to the Company violates or breaches any duty that may be owed to the Company by Comverse Technology or any such person.

Proxy Agreement with the Department of Defense

One of the Company’s subsidiaries, Verint Technology Inc. (“Verint Technology”), is engaged in the development, marketing and the sale of the Company’s communications interception solutions to various U.S. governmental agencies. In order to conduct its business, Verint Technology is required to maintain facility security clearances under the National Industrial Security Program (“NISP”). The NISP requires companies maintaining facility security clearances to be insulated from foreign ownership, control or influence. In 1999, the Company, Comverse Technology and the Department of Defense have entered into a proxy agreement with respect to the ownership and operations of Verint Technology. This 1999 proxy agreement was superseded in May 2001 to comply with the Department of Defense’s most recent requirements. The resulting proxy agreement has been approved by the Defense Security Service, which has oversight responsibilities on behalf of the Department of Defense.

Under the proxy agreement, the Company appointed three U.S. citizens that have the requisite personal security clearance as directors of Verint Technology and as holders of proxies to vote the stock of Verint Technology. These individuals are responsible for the oversight of Verint Technology’s security arrangements, including the separation of Verint Technology from the Company and the Company’s affiliates. As proxy holders, these individuals have the power to exercise all prerogatives of ownership of Verint Technology, except that without obtaining the Company’s express written approval they may not authorize any individual sale or disposal of capital assets constituting a material amount of Verint Technology’s assets, the mortgaging of assets other than for working capital or capital improvement purposes, any merger, consolidation, reorganization or dissolution of Verint Technology and the filing of a petition under the federal bankruptcy laws.

Under the proxy agreement, the Company has also established a government security committee, which consists of the three proxy holders. The government security committee is in charge of the development and implementation of a technology control plan, which prescribes measures and establishes procedures to prevent unauthorized disclosure or export of controlled information to the Company, any of the Company’s affiliates or others. In addition, the proxy agreement establishes procedures regarding meetings, visits and communications between Verint Technology, the Company and the Company’s other affiliates. The Department of Defense continually reviews the technology control plan and receives an annual report from the proxy holders.

Indemnification Agreement with Comverse Technology

On January 31, 2002, the Company entered into an indemnification agreement with Comverse Technology pursuant to which Comverse Technology agreed to indemnify the Company for any damages that may arise from two specified disputes, which are not material to the Company. In return, the Company granted to Comverse Technology the exclusive control of the settlement and defense of these disputes, and the Company agreed to fully cooperate with Comverse Technology in any such settlement or defense.

Transactions with an Affiliate

The Company sells products and services to Verint Systems (Singapore) PTE LTD (“Verint Singapore”) an affiliated systems integrator in which the Company holds 50% equity interest. Sales to Verint Singapore were approximately, $2,286,000, $4,722,000 and $2,073,000 for the years ended January 31, 2003, 2004 and 2005, respectively. The Company sells its products and services to Verint Singapore on the same terms the Company sells similar products and services to its non-affiliated customers. In addition, the Company was charged marketing and office service fees by Verint Singapore. These fees were approximately $361,000, $630,000 and $691,000 for the years ended January 31, 2003, 2004 and 2005, respectively. The Company believes that Verint Singapore has determined these charges on the basis of its estimated costs in providing such services.

Report of the Compensation Committee and the Stock Option Committee Concerning Executive Compensation

Generally

The Compensation Committee determines the salaries for executive officers, and makes recommendations to the Board of Directors regarding the Company’s incentive compensation and benefit plans, except with respect to equity based compensation arrangements, with respect to which the Compensation Committee makes recommendations to the Stock Option Committee. The Stock Option Committee, which is comprised solely of our independent directors, administers the issuances of equity based compensation arrangements under the Company’s stock incentive compensation plans.

The Company’s overall compensation philosophy is to provide a total compensation package that is competitive and enables Verint to attract, motivate, reward and retain its employees. The principal components of the Company’s executive compensation arrangements are base salary, cash bonus awards, stock options and restricted stock. Compensation arrangements for senior management personnel in certain instances include a performance-based component as well as discretionary bonus awards.

Salary levels for executive officers are reviewed annually, and are adjusted periodically when the Company believes that adjustment is required, taking into account competitive factors in the industries and locations of the Company’s activities. In establishing compensation levels throughout the organization, the Company relies to a significant extent on its direct experience in the recruitment of personnel as well as reported compensation levels of senior management of other, similarly situated companies. Supplemental cash bonus awards are made periodically to reflect superior performance, and in certain instances in accordance with formulas based on the profitability of the Company or its individual business units.

The Compensation Committee and the Stock Option Committee believe that equity-based incentive arrangements are an effective means available to the Company of aligning the interests of employees of the Company with the objectives of stockholders generally, and of building their long-term commitment to the organization. The Company emphasizes stock option awards as an important element of the remuneration package available to its executives and senior management, and restricted stock in the case of its executive officers. Both stock options and restricted stock typically vest in increments over a four year period to encourage long-term commitment to the Company by the grantees.

The Company considers both available competitive data and subjective performance evaluations in determining the equity-based compensation to grant to its executive officers and key employees. In addition, the Committee obtained information from a leading independent consulting firm in determining the compensation of the Company’s executive officers and certain key employees.

Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to each of the Company’s five most highly paid executive officers. The Company’s 2004 Stock Incentive Compensation Plan includes certain award limits to ensure that options, stock appreciation rights and performance-based restricted stock granted under the plan will qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code and therefore be exempt from the compensation deduction limit under Section 162(m) of the Internal Revenue Code. Certain performance-based compensation that has been approved by stockholders is not subject to the deduction limit. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible.

Compensation of the Chief Executive Officer

Mr. Bodner, President and Chief Executive Officer of the Company, has served as the Company’s President and/or Chief Executive Officer since 1994. Mr. Bodner is employed as President and Chief Executive Officer of the Company at an annual salary of $400,000 and earned a bonus of $334,882 which was based on a formula of quantitative targets for sales and pro forma net income of the Company. Mr. Bodner is also entitled to receive the use of an automobile leased by the Company, as well as to reimbursement for certain tax, legal and financial expenses, a partial 401k match, and payment for certain life insurance premiums.

Mr. Bodner’s compensation has been established by the Compensation Committee and was discussed by the members of the Compensation Committee, with the stock option and restricted stock component of Mr. Bodner’s compensation being approved by the Stock Option Committee upon the recommendation of the Compensation Committee. In approving such terms, the Compensation Committee and the Stock Option Committee (solely with respect to the stock option and restricted stock portion of Mr. Bodner’s compensation) have taken into account compensation levels of chief executive officers of other publicly-held companies and the financial performance achieved by the Company throughout the most current fiscal year. In that regard, a leading independent consulting firm was engaged to provide a report on the compensation levels of chief executive officers of certain other publicly-held companies.

The Compensation Committee

Kobi Alexander, Chairman David Kreinberg William F. Sorin

The Stock Option Committee (solely with respect to the issuance of stock options and restricted stock)

Howard Safir, Chairman Victor A. DeMarines Kenneth A. Minihan Larry Myers

Stock Performance Graph

The following table compares the cumulative total stockholder return on the Company’s Common Stock with the cumulative total return on the Nasdaq Composite Index and the Nasdaq Computer & Data Processing Services Index, assuming an investment of $100 on May 16, 2002, the date of the Company’s initial public offering, and the reinvestment of any dividends. The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of the Company’s Common Stock.

	May 16, 2002	January 31, 2005
Verint Systems Inc.	$100	$269
Nasdaq Computer & Data Processing Services Index	$100	$119
Nasdaq Composite Index	$100	$120

Report of the Audit Committee

Concerning the Company’s Audited Financial Statements

for the Fiscal Year Ended January 31, 2005.

General: The primary purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s financial reporting process, including its internal controls and audit functions, as well as oversight of the Company’s Business Code of Ethics for the Chief Executive Officer, Chief Financial Officer, and other Senior Officers and the Business Code of Ethics for Employees. The responsibilities of the Audit Committee are more fully described in its amended charter, which was attached as Exhibit A to the Company’s proxy statement dated May 25, 2004. One of the Audit Committee’s key responsibilities, as reflected in the amended charter, is to select, compensate, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm. The Audit Committee has the authority to engage its own outside advisers, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisers hired by management.

Review of Audited Financial Statements: Management is primarily responsible for the preparation, presentation and integrity of the Company’s financial statements. The Audit Committee reviews the Company’s financial statements on a quarterly and annual basis, and in this connection discusses the Company’s financial statements with management and the independent registered public accounting firm. The Audit Committee has reviewed the Company’s audited financial statements for fiscal 2004 and discussed them with management.

Review and Discussions with the Independent Registered Public Accounting Firm: The Company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an independent audit of the consolidated financial statements of the Company, and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles. Deloitte & Touche LLP also is responsible for performing a review of the Company’s quarterly financial results, which are published in the Company’s earnings releases and Forms 10-Q.

The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by SAS 61 (Communications with Audit Committees) regarding the independent registered public accounting firm’s judgments about the quality of the Company’s accounting principles as applied in its financial reporting. The Committee has also received written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Deloitte & Touche LLP their independence, including considering whether whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the independent registered public accounting firm’s independence.

The Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Committee met with the independent registered public accounting firm to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee also met in private sessions with the independent registered public accounting firm at certain of its meetings, without management present, to discuss financial management, accounting and internal control issues.

The Committee reviewed and discussed with management its assessment and report on the effectiveness of the Company’s internal control over financial reporting as of January 31, 2005, which it made using criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control-Integrated Framework. The Audit Committee also reviewed and discussed with the independent registered public accounting firm its attestation report on management’s assessment of internal control over financial reporting and its review and report on the Company’s internal control over financial reporting. The Company published these reports in its Annual Report on Form 10-K for the year ended January 31, 2005.

Conclusion: Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that its audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2005 for filing with the Securities and Exchange Commission.

The Audit Committee

Victor A. DeMarines, Chairman

Kenneth A. Minihan

Larry Myers

Howard Safir

The information contained in the foregoing report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

PROPOSALS TO BE ACTED UPON AT THE ANNUAL MEETING

PROPOSAL NO. 1

Election of Directors

It is the intention of the Board of Directors to nominate at the Annual Meeting each of the individuals named below for election as the Board of Directors of the Company until the next Annual Meeting of Stockholders and the election of their qualified successors, or their earlier resignation or removal. In the event that any of such nominees should become unwilling or unable to stand for election at the Annual Meeting for any reason, at present unknown, it is intended that votes will be cast pursuant to the accompanying proxy for such substitute nominee or nominees as the Board of Directors may designate.

Kobi Alexander Avi T. Aronovitz Paul D. Baker Dan Bodner Victor A. DeMarines	David Kreinberg David T. Ledwell Kenneth A. Minihan Larry Myers	Igal Nissim Paul L. Robinson Howard Safir William F. Sorin

The election of directors will be made by plurality of votes cast at the Annual Meeting, with the 13 nominees receiving the greatest number of votes being elected. The Board of Directors recommends the election at the Annual Meeting of the 13 individuals named above.

PROPOSAL NO. 2

Ratification of Engagement of Independent Registered Public Accounting Firm

Stockholders will be requested at the Annual Meeting to ratify the engagement of Deloitte & Touche LLP to serve as the independent registered public accounting firm of the Company for the year ending January 31, 2006. Deloitte & Touche LLP has served as the Company’s auditors since 1994. A representative of the firm is expected to be present at the Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions. The Board of Directors recommends a vote for the adoption of the proposal.

The following table presents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of the Company’s consolidated annual financial statements for the years ended January 31, 2005 and January 31, 2004, and fees billed for other permissible services provided by Deloitte & Touche LLP during each of these periods.

	Years Ended January 31,
	2004	2005
Audit Fees (1)	$445,000	$710,000
Audit-Related Fees (2)	$18,000	$131,000
Tax Fees (3)	$34,000	$28,000
All Other Fees (4)	$4,000	$29,000

Total	$501,000	$898,000

(1)	Audit fees consisted primarily of audit and review work performed in connection with the Company’s consolidated annual and quarterly financial statements, as well as work generally that only the independent registered public accounting firm can reasonably be expected to provide in connection with statutory and regulatory filings or engagements. Audit fees include fees of $120,000 for the year ended January 31, 2004, in connection with the Company’s public offering in such year. Audit fees include fees of $280,000 for the year ended January 31, 2005, in connection with the audit of internal control over financial reporting for purposes of the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002.
(2)	Audit-related fees consisted primarily of assurance and related services that traditionally are performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions.

(3)	Tax fees included payments for tax-related services provided to the Company with respect to its domestic and international operations, including for preparation and review of tax returns. The Audit Committee has concluded that provision of these services by the Company’s independent registered public accounting firm is compatible with maintenance of its independence.
(4)	The aggregate fees billed by the Company’s independent registered public accounting firm, other than for audit, audit-related or tax fees. The Audit Committee has concluded that provision of these services by the Company’s independent registered public accounting firm is compatible with maintenance of its independence.

The Audit Committee has adopted a policy requiring prior approval of all services rendered by the Company’s independent registered public accounting firm that are disclosed in the above-referenced table—that is, all fees paid or payable for each audit, audit-related, tax and all other services. The Audit Committee will not approve any non-audit service deemed impermissible under the Sarbanes-Oxley Act of 2002 and/or any applicable SEC or PCAOB rule, regulation or interpretation. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

AVAILABILITY OF FORM 10-K

The Company will provide to any stockholder, without charge, upon written request of such stockholder, a copy of the Annual Report on Form 10-K for the fiscal year ended January 31, 2005, as filed with the Securities and Exchange Commission. Such requests should be addressed to Verint Systems Inc., 330 South Service Road, Melville, New York 11747, Attention: Investor Relations.

STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

The Company currently expects to hold its next Annual Meeting of Stockholders on or about June 15, 2006. Any stockholder who wishes to make a proposal for consideration at that meeting and wishes to have that proposal included in the proxy statement for the meeting must submit the proposal to the Secretary of the Company no later than December 8, 2005. Such a proposal will be included in next year’s proxy statement to the extent required by the regulations of the Securities and Exchange Commission. A stockholder who wishes to make a proposal at the 2006 Annual Meeting, but does not wish to have the proposal included in the proxy statement for that meeting, must give notice of the proposal to the Secretary of the Company no earlier than February 16, 2006 and no later than March 20, 2006 in order for the notice to be considered timely under Rule 14a-4(c) of the Securities and Exchange Commission.

Stockholders who wish to recommend individuals as nominees for director for consideration by the Board of Directors may do so by submitting a written recommendation to the Secretary of the Company. Submissions must include sufficient biographical information concerning the recommended individual, including age, employment and board memberships (if any), for the Board to consider. The submission must be accompanied by a written consent by the nominee to stand for election if nominated by the Board of Directors and to serve if elected by the stockholders. Recommendations received no earlier than February 16, 2006 and no later than March 20, 2006 will be considered for nomination at the 2006 Annual Meeting of Stockholders.

OTHER BUSINESS

The Board of Directors does not know of any matter to be brought before the Annual Meeting other than the matters specified in the Notice of Annual Meeting accompanying this Proxy Statement. The persons named in the form of proxy solicited by the Board of Directors will vote all proxies that have been properly executed. If any matters not set forth in the Notice of Annual Meeting are properly brought before the Annual Meeting, such persons will vote thereon in accordance with their best judgment.

By Order of the Board of Directors,

Dan Bodner Chief Executive Officer and President

Melville, New York

May 3, 2005

VERINT SYSTEMS INC.

330 South Service Road

Melville, New York 11747

Proxy for Annual Meeting of Stockholders on June 16, 2005

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF VERINT SYSTEMS INC.

FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 16, 2005

The undersigned stockholder of VERINT SYSTEMS INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 3, 2005, and Verint’s Annual Report on Form 10-K, and hereby appoints Dan Bodner, Igal Nissim and William F. Sorin, or any of them, proxies, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2005 Annual Meeting of Stockholders of VERINT SYSTEMS INC. to be held on June 16, 2005 at 11:00 a.m., eastern time, at the Hilton Huntington, 598 Broadhollow Road, Melville, New York, and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

(Continued and to be signed on the reverse side)

Please date, sign and mail your

proxy card back as soon as possible.

Annual Meeting of Stockholders

VERINT SYSTEMS INC.

June 16, 2005

PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

YOUR CONTROL NUMBER IS [graphic of arrow] ☐

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the nominees in Proposal No. 1 to serve as directors until the next annual meeting of Stockholders, and FOR ratification of the engagement of Deloitte & Touche LLP to serve as the independent registered public accounting firm of Verint Systems Inc. for the fiscal year ending January 31, 2006 in Proposal No. 2, and as said proxies deem advisable on such other matters as may properly come before the meeting.

1. PROPOSAL NO. 1: ELECTION OF DIRECTORS:

☐	FOR all nominees listed below (except as indicated)	☐	WITHHOLD AUTHORITY to vote for the nominee listed below

Kobi Alexander Avi T. Aronovitz Paul D. Baker Dan Bodner Victor A. DeMarines David Kreinberg David T. Ledwell	Kenneth A. Minihan Larry Myers Igal Nissim Paul L. Robinson Howard. Safir William F. Sorin

If you wish to withhold authority to vote for any individual nominee, please clearly strike a line through such nominee’s name.

2. PROPOSAL NO. 2: RATIFICATION OF ENGAGEMENT OF DELOITTE & TOUCHE LLP TO SERVE AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF VERINT SYSTEMS INC. FOR THE FISCAL YEAR ENDING JANUARY 31, 2006:

☐ FOR	☐ AGAINST	☐ ABSTAIN

DATED: , 2005

Signature

Signature

This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.